Exhibit 10.8
Execution Version
AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT
This Amendment Number Two to Loan and Security Agreement (this “Amendment”) is entered into as of December 31, 2024 (the “Second Amendment Effective Date”), by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), EAST WEST BANK, administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), as joint lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Joint Lead Arranger”), and as joint book runner (in such capacity, together with its successors and assigns in such capacity, the “Joint Book Runner”), SUNRISE REALTY TRUST, INC., a Maryland corporation (“Existing Borrower”), and SUNRISE REALTY TRUST HOLDINGS I LLC, a Delaware limited liability company (“New Borrower”, and together with Existing Borrower, each individually a Borrower, and collectively, jointly and severally, the “Borrowers”), in light of the following:
A.    Agent, the Lenders, the Joint Lead Arranger, the Joint Book Runner and Existing Borrower have previously entered into that certain Loan and Security Agreement, dated as of November 6, 2024 (as amended, restated or otherwise modified from time to time, the “Agreement”);
B.    Existing Borrower has requested that New Borrower join as a “Borrower” under the Agreement and the other Loan Documents;
C.    In accordance with Section 15.1 of the Agreement, Agent, the Lenders (which shall constitute the Supermajority Lenders), and Borrower have agreed to amend the Agreement set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agent, the Lenders, and the Borrowers hereby agree as follows as of the Second Amendment Effective Date:
1.    DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.
2.    AMENDMENTS.
(a)    The definitions of “Agreement Among Lenders, Obligor Agent, and EWB Agent”, “Borrower Pro Rata Hold”, “Co-Lender Agreement”, and “Obligor Triggering Event” set forth in Section 1.1 of the Agreement are hereby deleted and replaced with the following definitions of the same terms:
‘“Agreement Among Lenders, Obligor Agent, and EWB Agent’ means that certain Agreement Among Lenders and Obligor Agent dated as of December 9, 2024, among Obligor Loan Agent, Borrower, the other Obligor Lenders, and Agent.
‘Borrower Pro Rata Hold’ means Borrower’s pro rata interest as a lender in the unfunded commitments and outstanding loans in any Obligor Loan Receivable, it being understood and agreed that any portion of Borrower’s pro rata interest sold, granted or otherwise conveyed as a participating interest or other ownership interest (legal, beneficial or otherwise) in the unfunded commitments and outstanding loans in any Obligor Loan Receivable shall be excluded from the calculation of the Borrower Pro Rata Hold for such Obligor Loan Receivable.

‘Co-Lender Agreement’ means that certain Co-Lender Agreement dated as of December 9, 2024, among Holdings I and Borrower.
‘Obligor Triggering Event’ means, with respect to any one or more Obligor Loan Receivables, (i) an Obligor Specified Event of Default under the applicable Obligor Loan Documents has occurred and is continuing, (ii) any amendment, modification, or waiver results in the release of any material portion of the collateral securing the applicable Obligor Loan Receivable or reducing or postponing any payments due under the Obligor Loan Documents, (iii) Borrower ceases to constitute Obligor Required Lenders under the applicable Obligor Loan Receivable, (iv) (x) a master servicer, primary servicer, special servicer and/or trustee is appointed to manage, administer or otherwise service such Obligor Loan Receivable, unless such appointment has been consented to by Agent in writing (and for the avoidance of doubt, Bellwether Asset Services, LLC has been consented to by Agent in writing), or (y) any servicing agreement previously consented to by Agent is materially amended, the existing servicer under such servicing agreement is removed or replaced, or a new servicing agreement that amends, restates, and supersedes an existing servicing agreement is entered into with respect to such Obligor Loan Receivable, in each case without the prior written consent of Agent, (v) any other amendment, modification or waiver of any applicable Obligor Loan Documents which requires the consent of all lenders or all affected lenders under the terms of such Obligor Loan Documents as in effect at the time such Obligor Loan Receivables were first included in the Borrowing Base is proposed and not approved, (vi) such Obligor Loan Receivable is assigned a risk rating of “4” or a higher number, (vii) unless otherwise approved by Agent, Obligor Loan Receivables to an Obligor or its Affiliates exceed twenty five percent (25%) of all Eligible Obligor Loan Receivables in the Borrowing Base at the time of determination, to the extent of the obligations owing by such Obligor and its Affiliates in excess of such percentage, (viii) except for Mezzanine Loan Receivables, it ceases to be secured by a first priority security interest in the applicable Obligor Loan Collateral, (ix) the occurrence of an Obligor Loan Receivable Triggering Action with respect to the applicable Eligible Obligor Loan Receivable; (x) Borrower for any reason ceases to be designated as “Directing Lender” or such similar term or as the party to have the ability to accelerate the debt and direct enforcement actions under the applicable Intra-Lender Agreement associated with such Obligor Loan Receivable; provided that this clause (x) shall not constitute an “Obligor Triggering Event” if SRTH is the “Directing Lender” or such similar term or the party with the ability to accelerate the debt and direct enforcement actions under the applicable Intra-Lender Agreement associated with such Obligor Loan Receivable, and such Obligor Loan Receivable is pledged to the Lender as “collateral” in connection with the SRTH Loan Agreement, or (xi) Borrower and SRTH Borrower are both lenders under the Obligor Loan Documents associated with such Obligor Loan Receivable, and SRTH Borrower’s Pro Rata Hold under such Obligor Loan Receivable is deemed to be ineligible or is excluded from the calculation of the borrowing base under the SRTH Loan Agreement, or is not otherwise pledged to the Lender as “collateral” in connection with the SRTH Loan Agreement. For purposes of this definition, SRTH Borrower shall means a “Borrower” under the SRTH Loan Agreement and as defined therein.”

(b)    Section 5.25 of the Agreement is hereby amendmend by deleting the period (“.”) at the end os such Section and replacing it with a comma (“,”) and adding the following clause immediately after the comma:
“unless such participation interest or other ownership interest has been consented to by Agent in its sole discretion.”
(c)    Section 5 is hereby amended by adding the following Section 5.29 immediately after Section 5.28:
“5.29    REIT Status. Borrower is qualified to elect or has elected status as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the IRC applicable to the qualification of the Borrower as a real estate investment trust.”
(d)    Section 6 is hereby amended by adding the following Section 6.24 immediately after Section 6.23:
“6.24    REIT Status. Borrower shall at all times comply with all requirements of applicable laws necessary to maintain its status as a real estate investment trust under the IRC, shall elect to be treated as a real estate investment trust and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.”
(e)    Section 7.13 is hereby amended to read as follows:
“7.13    Participations in Obligor Loan Receivables. Unless consented to in writing by Agent in its sole discretion, Borrower will not sell, grant or otherwise convey a participating interest or other ownership interest (legal, beneficial or otherwise) in the unfunded commitments, outstanding loans, the obligations of the applicable Obligor, or the other rights and interests of Borrower in any Eligible Obligor Loan Receivable to another Person.”
(f)    Clause (l) of Section 10.1 is hereby amended to read as follows:
“(l) Take any actions described in the Intra-Lender Agreements; and”
(g)    Schedule E-1 to the Agreement is hereby amended and replaced with the Schedule E-1 attached to this Amendment.
3.    REPRESENTATIONS AND WARRANTIES.
(a)    Borrower hereby affirms to Agent and the Lenders that all its representations and warranties set forth in the Loan Documents, after giving effect to this Amendment, are true, complete and accurate in all material respects except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).
(b)    Borrower represents and warrants as of the date hereof (i) it has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to Borrower or its Subsidiaries or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of Borrower or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change.

(c)    Borrower represents and warrants as of the date hereof that this Amendment (i) has been duly executed and delivered by Borrower, (ii) is the legal, valid and binding obligation of Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) does not and will not violate any material provision of the Governing Documents of Borrower or its Subsidiaries.
4.    NO DEFAULTS. Borrower hereby affirms to Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof.
5.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of a fully executed copy of this Amendment in form and substance satisfactory to Agent.
6.    CONDITIONS SUBSEQUENT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit under the Agreement) is subject to the fulfillment, on or before the applicable date thereto, of the following conditions subsequent (the failure by Borrower to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default:
(a)    On or before February 1, 2025, Borrower (i) shall have replaced that certain Promissory Note dated December 12, 2024, in the original principal amount of $57,000,000.00, by Sardis Lone Star II LLC, a Delaware limited liability company (“Sardis”), in favor of SRTH and Holdings I, with (A) a promissory note in the original principal amount of $25,000,000, by Sardis in favor of SRTH, and (B) a promissory note in the original principal amount of $32,000,000, by Sardis in favor of Holdings I (collectively, the “Replacement Notes”), (ii) shall have delivered the duly executed original of each of the Replacement Note to Agent, with an allonge endorsed pursuant to Section 4.3 affixed thereto;
(b)    On or before February 1, 2025, Agent shall have received an amendment to that certain Loan Agreement dated as of December 12, 2024, by and among SRTH and Holdings I, as lenders, SRT Agent, as agent for the lenders, and Sardis Lone Star II LLC, a Delaware limited liability company, as borrower, duly executed and in full force and effect, and in form and substance satisfactory to Agent; and
(c)    On or before February 1, 2025, Agent shall have received duly executed copies of the Acknowledgments of Service, in form and substance satisfactory to Agent.
7.    ACKNOWLEDGEMENT. Borrower hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral.
8.    COSTS AND EXPENSES. Borrowers shall pay to Agent all of Lenders’ reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents as well as expenses related to the maintenance of the facility (such as periodic searches).
9.    LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

10.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Section 5 hereof. This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally. Delivery of an executed counterpart of this Amendment by telefacsimile or .pdf shall be equally effective as delivery of a manually executed counterpart.
11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. Section 14 of the Agreement is incorporated herein by reference mutatis mutandis.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

EAST WEST BANK,
as Agent and a Lender

By:	/s/ Martin Kriegler
Title: Senior Vice President
Name: Martin Kriegler
Amendment Number Two
to Loan and Security Agreement

BORROWER:	SUNRISE REALTY TRUST, INC.,
a Maryland corporation

	By:	/s/ Brandon Hetzel
	Name:	Brandon Hetzel
	Its:	Chief Financial Officer

SUNRISE REALTY TRUST HOLDINGS I LLC,
a Delaware limited liability company

	By:	/s/ Brian Sedrish
	Name:	Brian Sedrish
	Its:	Authorized Signatory